Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Statement on Form 1-A of Masterworks 254, LLC of our report dated September 20, 2023, relating to the financial statements of the Company. We also consent to the reference to us under the heading “Experts” in such Offering Statement.

Cancun, Quintana Roo

September 20, 2023